Exhibit 10.2






                  AGREEMENT AND PLAN OF MERGER


                              among


                          Othnet, Inc.,


                    Othnet Merger Sub, Inc.,

                               and


          Association of Volleyball Professionals, Inc.









                    Dated as of June 29, 2004






     AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2004 (the "Agreement"), among Othnet, Inc., a Delaware Corporation ("Othnet"), Othnet Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Othnet ("Merger Sub"), and Association of Volleyball Professionals, Inc., a Delaware corporation (the "Company"). Othnet, Shareholder, Merger Sub, and the Company are collectively referred to herein as the "Parties." Othnet and Merger Sub are sometimes referred to herein collectively as the "Othnet Parties."

                            RECITALS:

     WHEREAS, the respective boards of directors of each of Othnet, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

     WHEREAS, the Company, Othnet and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

                            ARTICLE I
                           DEFINITIONS

      1.1 Certain Definitions. In addition to other terms defined elsewhere herein, the following terms shall, when used in this Agreement, have the following meanings:

     "Acquisition" means the acquisition by a Person of any businesses, assets or property other than in the ordinary course, whether by way of the purchase of assets or stock, by merger, consolidation or otherwise.

     "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person;
(iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Los Angeles, California, are required or authorized to be closed.

     "Code"  means  the United States Internal  Revenue  Code  of
1986, as amended.

     "Collateral Documents" mean the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

     "Commission" means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

     "Company Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Company Business and in which the Company has any right, title or interest or in which the Company acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of the Company, but excluding any of the foregoing, if any, transferred prior to the Closing pursuant to this Agreement or any Collateral Documents.

     "Company Business" means the acquisition and operating of sports and entertainment events.

     "Company Common Stock" means the common shares of the Company.

     "Company Preferred Stock" means the Series A Preferred Stock of the Company.

     "Company Shareholders" means, as of any particular date, the holders of Company Common Stock and Series A Preferred Stock on that date.

     "Company  Stock"  means the Company  Common  Stock  and  the
Company Preferred Stock.

     "Encumbrance" means any material mortgage, pledge, lien, encumbrance, charge, security interest, security agreement, conditional sale or other title retention agreement, limitation, option, assessment, restrictive agreement, restriction, adverse interest, restriction on transfer or exception to or material defect in title or other ownership interest (including restrictive covenants, leases and licenses).

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

     "Losses" shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants' investment bankers' and expert witness' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to
Section 9.4, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Effect" means a material adverse effect on
(i) the assets, liabilities, properties or business of the Parties, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of any Party to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on the
Company: (a) occurrences due to a disruption of a Party's business as a result of the announcement of the execution of this Agreement or changes caused by the taking of action required by this Agreement, (b) general economic conditions, or (c) any changes generally affecting the industries in which a Party operates.

     "Merger  Shares"  means  the  shares  of  Othnet  Series   A
Convertible Preferred Stock deliverable by Othnet in exchange for Company Common Stock pursuant to Section 2.5(a).

     "Othnet Assets" mean all properties, assets, privileges, powers, rights, interests and claims of every type and description that are owned, leased, held, used or useful in the Othnet Business and in which Othnet or any of its Subsidiaries has any right, title or interest or in which Othnet or any of its Subsidiaries acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of Othnet or any of its Subsidiaries.

     "Othnet Business" means the business conducted by Othnet and its Subsidiaries.

     "Othnet Common Stock" means the common shares of Othnet.

     "Othnet   Preferred  Stock"  means  Series   A   Convertible
Preferred Stock and the Series B Convertible Preferred  Stock  of
Othnet.

     "Othnet Securities Filings" means Othnet's Annual Report  on
Form 10-KSB and its quarterly reports on Form 10-QSB, and all other reports filed and to be filed with the Commission prior to the Effective Time.

     "Othnet Series A Convertible Preferred Stock" means shares of Series A Preferred Stock of Othnet to be designated by the Board of Directors of Othnet prior to the Closing containing the terms and provisions set forth in Exhibit A hereto.

     "Othnet Series B Convertible Preferred Stock" means shares of Series B Preferred Stock of Othnet to be designated by the Board of Directors of Othnet prior to the Closing containing the terms and provisions set forth in Exhibit B hereto.

     "Othnet  Shareholders" means the holders  of  Othnet  Common
Stock immediately prior to the Effective Time.

     "Permit"  means  any  license,  permit,  consent,  approval,
registration,  authorization,  qualification  or  similar   right
granted by a Regulatory Authority.

     "Permitted Liens" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Regulatory Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the ordinary course of business; (vi) liens incurred or deposits made in the ordinary course in connection with workers' compensation and other types of social security;
(vii) licenses of trademarks or other intellectual property rights granted by the Company or Othnet, as the case may be, in the ordinary course and not interfering in any material respect with the ordinary course of the business of the Company or Othnet, as the case may be; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reversion, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the ordinary course.

     "Person" means any natural person, corporation, partnership,
trust,    unincorporated   organization,   association,   limited
liability company, Regulatory Authority or other entity.

       "Regulatory Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) Canada and any other foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

     "Representative" means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Subsidiary" of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its subsidiaries collectively hold a 50% or greater equity interest; (c) any partnership or similar organization in which the specified Person or subsidiary of the specified Person is a general partner; or
(d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise.

     "Tax" means any U.S. or non U.S. federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Treasury Regulations" means regulations promulgated by the U.S. Treasury Department under the Code.


                           ARTICLE II
                           THE MERGER

      2.1 Merger; Surviving Corporation. In accordance with and subject to the provisions of this Agreement and the General
Corporation Law of the State of Delaware ("GCL"), at the Effective Time (as defined in Section 2.4), the Merger Sub shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. At the Effective Time, the separate existence of the Merger Sub shall cease. All properties, franchises and rights belonging to the Company and Merger Sub, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and the Company.

      2.2 Articles of Incorporation. The Company's certificate of incorporation, as in effect at the Effective Time, shall continue in full force and effect as the certificate of incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

      2.3 By-Laws. The Company's by-laws, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until altered, amended or repealed as provided therein or by law.

      2.4  Effective Time.  The Merger shall become effective  at the time and date that the certificate of merger with an Officers' Certificate of each of the Merger Sub and the Company (the "Certificate of Merger"), in form and substance acceptable to the Parties, is accepted for filing by the Secretary of State of the State of Delaware in accordance with the provisions of the GCL. The Certificate of Merger shall be executed by the Merger Sub and the Company and delivered to the Secretary of State of the State of Delaware for filing on the Closing Date. The date and time when the Merger becomes effective are referred to herein as the "Effective Time."

       2.5    Merger  Shares;  Conversion  and  Cancellation   of
Securities.

           (a) Conversion of Company Common Stock. At the Effective Time, all shares of Company Stock outstanding immediately before the Effective Time and all Options as defined in Section 3.2(b) converted pursuant to Section 2.5(b) and stock options authorized for issuance to Company employees and players, other than shares described in Section 2.5(c) and other than Dissenting Shares (as defined in Section 2.8), collectively, the "Excluded Shares", shall be converted, by virtue of the Merger, into an amount of Series A Convertible Preferred Stock (together with the aforesaid options "Merger Shares") determined as follows:

                (i)   Subject to adjustment as elsewhere provided
herein, the amount of Merger Shares shall equal the sum of (I) the product obtained by multiplying (A) the sum of the amount of
(i) Othnet stock outstanding on a fully diluted basis (i.e., common stock outstanding or issuable upon exercise or conversion of outstanding securities or other rights to acquire Othnet common stock), without giving effect to the Merger or the Financings, as hereinafter defined ("Outstanding Othnet"), plus
(ii) the amount of Othnet common stock ("Bridge Stock") issued or issuable upon exercise or conversion of securities issued pursuant to the Bridge Financing, as hereinafter defined, minus the product obtained by multiplying the amount of shares subject to warrants included in the Bridge Stock by a fraction, the numerator of which shall be .21, and the denominator of which shall be .5366; plus (iii) the quotient obtained by dividing $4,000,000 by $.5366 by (B) 1.6681 (i.e., the quotient obtained by dividing .6252 by 1 minus .6252), plus (II) any excess of the quotient obtained by dividing $4,000,000 by .5366 over the amount of the amount of Othnet common stock issuable upon conversion of the Othnet Series B Convertible Preferred Stock ("Series B Stock") to be issued in the Private Placement (together with the Bridge Financing, the "Financings") referred to in Section 5.11.

               (ii) Section 5.2(a)(i) is expressed algebraically as follows:

     MS  = (O + (BS - (W*(.21/.5633)) + (4,000,000/.5366))*1.6881
+    (($4,000,000/.5366) - B)

     Where:  MS is the amount of Merger Shares;

          O is the amount of Outstanding Othnet;

          BS is the amount of Bridge Stock;

          B  is  the amount of Othnet common stock issuable  upon
          conversion of the   Series B Stock; and

          W is the amount of warrants issued pursuant to the Bridge Financing.

                (iii)  The amount of Merger Shares determined  in
accordance with the previous section shall be subject to adjustment as follows: If the amount of Outstanding Othnet shall be 22,344,279 shares; the Series B Stock shall be sold pursuant to the Private Placement at a price of $0.5366 per share; at least 20 units (but not more than 23 units), comprised as set forth in Section 6.10, shall be sold in the Bridge Financing, and the notes ("Bridge Notes") sold in the Bridge Financing shall be convertible into Othnet common stock at a per share price equal to 85% of the price at which sold pursuant to the Private Placement; the sum of the principle amount of converted Bridge Notes plus the proceeds net to Othnet of the Private Placement shall be $6,300,000; and Othnet shall have no debt as of the Closing Date, no adjustment shall be made. In any other case, adjustment to the amount of Merger Shares shall be made so that the holders of Merger Shares immediately after giving effect to the Merger and the Financings shall be in at least as good a position vis- -vis the other holders of Othnet equity securities as such holders of Merger Shares would have been had the immediately preceding sentence been true.

                (iv)   Notwithstanding  anything  else  contained
herein, (x) it is expressly understood that the shares underlying warrants referred to in Section 11.15 shall not be included in any calculation under this Section 2.5(a), and (y), if, within 24 months from the date of Closing, it shall be determined that, as of the Closing Date, Othnet shall have had any Liability, other than unconverted Bridge Notes, additional Merger Shares, on an as converted basis, or Othnet common stock equal to the quotient obtained by dividing the amount of such Liabilities by .5366 shall be issued pro rata among those persons who were holders of Merger Shares immediately after the Closing. The right to receive such additional shares shall not be transferable other than by will, inheritance, or operation of law.

                (v)  Sample calculations are set forth as Exhibit
2.5(a).

     At the Effective Time, all Company Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate formerly representing any Company Common Stock (other than Excluded Shares) shall thereafter represent only the right to the Merger Shares and any distribution or dividend pursuant to Section 2.6(b).

           (b) Stock Options. At the Effective Time, each outstanding option to purchase Company Common Stock (a "Company Option"), whether vested or unvested, shall be deemed to constitute a fully vested option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Othnet Series A Convertible Preferred Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded up to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the Company Common Stock otherwise purchasable pursuant to such Company Option divided by (ii) the number of full shares of Othnet Series A Convertible Preferred Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing. At or prior to the Effective Time, Othnet shall take all corporate action necessary to reserve for issuance a sufficient number of Othnet Series A Convertible Preferred Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section.

           (c) Treasury Shares, Etc. Each share of Company Common Stock held in the treasury of the Company and (each share of Company Common Stock, if any, held by Othnet or any Subsidiary of Othnet or of the Company immediately before the Effective
Time) shall be cancelled and extinguished, and nothing shall be issued or paid in respect thereof.

           (d) Fractional Shares. No certificates or scrip evidencing fractional shares of Othnet Preferred Stock shall be issued in exchange for Company Common Stock. All fractional share amounts shall be rounded up to the nearest whole share.

     2.6  Surrender of Company Certificates.

          (a) Exchange Procedures. Promptly after the Effective Time, Othnet or its appointed designee shall mail to each holder of a certificate or certificates of Company Common Stock ("Company Certificates") whose shares are converted into the right to receive the Merger Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass to Othnet, only upon delivery of the Company Certificates to Othnet and which shall be in such form and have such other provisions as Othnet may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Shares and any dividends or other distributions pursuant to Section 2.6(b). Upon surrender of Company Certificates for cancellation to Othnet, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Company Certificates shall be entitled to receive the Merger Shares in exchange therefore and any dividends or distributions payable pursuant to Section 2.6(b), and the Company Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 2.8, to evidence the ownership of the number of full shares of Othnet Preferred Stock into which such shares of the Company Common Stock shall have been so converted and any dividends or distributions payable pursuant to Section 2.6(b). Notwithstanding the foregoing, if any Company Certificate is lost, stolen, destroyed or mutilated, such holder shall provide evidence reasonably satisfactory to Othnet as to such loss, theft, destruction or mutilation and an affidavit in form and substance satisfactory to Othnet, and, thereupon, such holder shall be entitled to receive the Merger Shares in exchange therefore and any dividends or distributions payable pursuant to
Section 2.6(b), and the Company Certificates so surrendered shall forthwith be canceled.

          (a) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Othnet Common Stock with a record date after the Effective Time, will be paid to the holders of any unsurrendered Company Certificates with respect to the shares of Othnet Preferred Stock represented thereby until the holders of record of such Company Certificates shall surrender such Company Certificates or, in the case of any Company Certificate which is lost, stolen, destroyed or mutilated, an
affidavit in form and substance satisfactory to Othnet.   Subject
to applicable law, following surrender of any such Company Certificates or delivery of such affidavit, Othnet shall deliver to the record holders thereof, without interest, the Merger Shares hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Othnet Preferred Stock.

      (b) Transfers of Ownership. If certificates for shares of Othnet Preferred Stock are to be issued in a name other than that in which the Company Certificates surrendered in exchange therefore are registered, it will be a condition of the issuance thereof that the Company Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Othnet or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Othnet Preferred Stock in any name other than that of the registered holder of the Company Certificates surrendered, or established to the satisfaction of Othnet or any agent designated by it that such tax has been paid or is not payable.

   (c) Required Withholding. In connection with any payment to any holder or former holder of the Company Common Stock, each of Othnet and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable laws. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

   (d) No Liability. Notwithstanding anything to the contrary in this Section 2.6, neither Othnet, the Surviving Corporation nor any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificate shall not have been surrendered prior to the date immediately prior to the date on which such property would otherwise escheat to or become the property of any Governmental or Regulatory Authority, any such property, to the extent permitted by applicable law, shall become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

    (e) Termination. Any holders of the Company Certificates who have not complied with this ARTICLE II shall look only to Othnet or the Surviving Corporation for, and Othnet and the Surviving Corporation shall remain liable for, payment of their claim for Merger Shares and any dividends or distributions with respect to Othnet Common Stock, without interest thereon.

     2.7 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common
Stock thereafter on the records of the Company.

      2.8 Dissenting Shares. Shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto in accordance with the GCL (the "Dissenting Shares"), will not be converted into the right to receive the Merger Shares, and holders of such shares of Company Common Stock will be entitled, in lieu thereof, to receive payment of the appraised value of such shares of Company Common Stock in accordance with the provisions of the GCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the GCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Common Stock will thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Shares, without any interest thereon. The Company will give Othnet prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock. Prior to the
Effective Time, the Company will not, except with the prior written consent of Othnet make any payment with respect to, or settle or offer to settle, any such demands.

      2.9 Restriction on Transfer. The Merger Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Merger Shares or any available exemption from registration under the Act, the Merger Shares must be held indefinitely. The Company Shareholders are aware that the Merger Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about Othnet.

      2.10 Restrictive Legend.  All certificates representing the
Merger Shares shall contain the following legend:

          "THE    SECURITIES   REPRESENTED   BY    THIS
          CERTIFICATE, ARE SUBJECT TO THE TERMS  OF  AN
          AGREEMENT  AND PLAN OF MERGER,  DATED  AS  OF
          [THE  DATE HEREOF], AMONG OTHNET INC., OTHNET
          MERGER SUB, INC. AND [THE COMPANY], A COPY OF
          WHICH  IS ON FILE IN THE PRINCIPAL OFFICE  OF
          THE    ISSUER.    FURTHER,   THE   SECURITIES
          REPRESENTED BY THIS CERTIFICATE  MAY  NOT  BE
          SOLD,  TRANSFERRED, OR OTHERWISE DISPOSED  OF
          WITHOUT  REGISTRATION UNDER  THE  ACT  OR  AN
          EXEMPTION THEREFROM."

      2.11 Closing. The closing of the transactions contemplated by this Agreement and the Collateral Documents (the "Closing") shall take place at the offices of the Company, or at such other location as the parties may agree at 11:00 a.m., Pacific Time on the agreed date, which, shall be four (4) weeks after delivery to Othnet of the Company Audited Financial Statements pursuant to
Section  3.8,  but no earlier than August 31, 2004 (the  "Closing
Date").

                           ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Othnet that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and, except as provided in
Section 7.1, will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE III, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement).

     3.1 Organization and Qualification. The Company and each of its Subsidiaries, collectively referred to herein as the Company, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. The Company has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. The Company is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

     3.2  Capitalization.

    (a) The authorized, issued and outstanding capital stock and other ownership interests of the Company consists of 22,110,000 shares of common stock, of which 14,233,672 shares were outstanding as of the date hereof and 4,950,000 shares of Series A Preferred Stock, all of which were outstanding as the date hereof. All of the outstanding Company capital stock has been duly authorized and are validly issued, fully paid and nonassessable.

(b) Listed in Item 3.2(b) to the disclosure schedule delivered by the Company to Othnet (the "Company Disclosure Schedule") are all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively "Options").

  (c) All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and have been issued in compliance with applicable securities laws and other applicable Legal Requirements or transfer restrictions under applicable securities laws.

      3.3 Authority and Validity. The Company has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (subject to the approval of the Company Shareholders as contemplated by Section 5.6 and to receipt of any consents, approvals, authorizations or other matters referred to in Section 5.2). The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of the Company (subject to the approval of the Company Shareholders as contemplated by
Section 5.6). This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Othnet Parties and approval by the Company Shareholders) is the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Upon the execution and delivery of the Collateral Documents by each Person (other than the Othnet Parties) that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents, and assuming due execution and delivery thereof by the Othnet Parties, the Collateral Documents will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

      3.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory
Authorities and Persons identified herein, the execution, delivery and performance by the Company of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Company under, or result in the creation or imposition of any Encumbrance upon the Company, the Company Assets, the Company Business or the Company Common Stock by reason of the terms of (i) the articles of incorporation, by-laws or other charter or organizational document of the Company or any Subsidiary of the Company, (ii) any material contract, agreement, lease, indenture or other instrument to which the Company is a party or by or to which the Company, or the Assets may be bound or subject and a violation of which would result in a Material Adverse Effect on the Company,
(iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to the Company or (iv) any Permit of the Company, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

      3.5 Consents and Approvals. Except for requirements described in Item 3.5 of the Company Disclosure Schedule, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by the Company in connection with the execution, delivery and performance by the Company of this Agreement or any Collateral Document or for the consummation by the Company of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

      3.6 Intellectual Property. The Company has good title to or the right to use all material company intellectual property rights and all material inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of the Company Business without the payment of any royalty or similar payment. Item 3.6 of the Company Disclosure Schedule lists all patents, trade names, trademarks and service marks, all patent, trademark and service mark registrations or applications, presently owned, possessed, used or held by the Company and all copyrights and copyright applications and registrations, relating to the business of the Company, all of which are collectively referred to as the "Proprietary Rights". Item 3.6 of the Company Disclosure Schedule also lists all licenses, if any granted by or to the Company. Except as set forth in Item 3.6 of the Company Disclosure Schedule, the Company has not granted to any person, firm or corporation, any right, license or privilege in any of the Proprietary Rights or the know-how used in the business of the Company nor have such Proprietary Rights or know-how been revealed to any persons other that its employees, customers and consultants. No Proprietary Rights or applications or grants of licenses set forth in Item 3.6 of the Company Disclosure Schedule are subject to any pending or threatened challenge.

      3.7 Compliance with Legal Requirements. The Company has operated the Company Business in compliance with all Legal Requirements applicable to the Company except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on the Company or Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

       3.8 Financial Statements. Item 3.8 of the Company Disclosure Schedule includes (i) an unaudited statement of operations of the Company as of December 31, 2003 and (ii) an unaudited balance sheet of the Company as of March 31, 2004. Such financial statements (the "Company Unaudited Financial Statements") have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) applied on a basis consistent throughout all periods presented, present fairly in all material respects the financial condition of the Company and its results of operations as of the date and for the periods indicated subject to year-end adjustments based on the Company's outside auditors' review of such Financial Statements with respect to the unaudited financial statements. At the earliest possible time, the Company shall deliver to Othnet the following financial statements of the Company which shall have been audited by an independent certified public accounting firm (the "Company Auditors") and which shall be presented in accordance with United States generally accepted accounting principles applied on a basis consistent throughout all the years presented: Balance
Sheet as at December 31, 2003, and Statements of Income, Statements of Cash Flows and Changes in Stockholder's Equity for the years ended December 31, 2002 and 2003, and the notes relating thereto (the "Company Audited Financial Statements"). In addition thereto, at the earliest possible time but prior to the Effective Time, the Company shall deliver to the Company the unaudited Balance Sheet of the Company as at June 30, 2004 and the related Statements of Income, Statements of Cash Flows for the period then ended which will be prepared in accordance with U.S. generally accepted accounting principles applicable on a basis consistent throughout all periods presented and which will include a report of the Company Auditors confirming that they have reviewed such financial statements using professional standards and procedures for conducting such reviews as established by generally accepted auditing standards (the "Company June 30, 2004 Financial Statements"). All of the financial statements to be delivered pursuant hereto will be complete and accurate and present fairly the financial position of the Company and the results of its operations and changes in its financial positions as of the dates and for the periods indicated as being covered thereby.

      3.9 Litigation. Except as set forth on Item 3.9 of the Company Disclosure Schedule, there are no outstanding judgments or orders against or otherwise affecting or related to the Company, the Company Business or the Company Assets and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the Company's knowledge, threatened that, if adversely determined, would have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

     3.10 Taxes. The Company has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Regulatory Authority, and has paid all Taxes required to be paid in respect thereof except where such failure would not have a Material Adverse Effect on the Company.

      3.11 Books and Records. The books and records of the Company accurately and fairly represent the Company Business and its results of operations in all material respects. All accounts receivable and inventory of the Company Business are reflected properly on such books and records in all material respects.

     3.12 Brokers or Finders. Except as set forth on Item 3.12 of the Company Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement, and neither the Company, nor any of its Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

      3.13  Proxies.  Company management holds, or prior  to  the
Closing   will  hold,  irrevocable  proxies  from   the   Company
Shareholders adequate to ensure Company Shareholder approval of the Merger as required by applicable law.

      3.14  No  Undisclosed Liabilities.  Except as set forth  as
Item 3.14 of the Company Disclosure Schedule, the Company is not subject to any material liability (including, to Company's knowledge, unasserted claims), absolute or contingent, which is not shown or which is in excess of amounts shown or reserved for in the March 31, 2004 balance sheet, other than liabilities of the same nature as those set forth in the Company Financial Statements and reasonably incurred in the ordinary course of its business after March 31, 2004.

     3.15 Absence of Certain Changes. Except as set forth as Item
3.15 of the Company Disclosure Schedule hereto since March 31, 2004, the Company has not: (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) except in the ordinary course of business, contracted for or paid any capital expenditures; (c) incurred any indebtedness or borrowed money, issued or sold any debt or equity securities, declared any dividends or discharged or incurred any liabilities or obligations except in the ordinary course of business as heretofore conducted; (d) mortgaged, pledged or subjected the Company to any lien, lease, security interest or other charge or encumbrance any of its properties or assets; (e) paid any material amount on any indebtedness prior to the due date, forgiven or cancelled any material amount on any indebtedness prior to the due date, forgiven or cancelled any material debts or claims or released or waived any material rights or claims; (f) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance); (g) except in the ordinary course of business, acquired or disposed of any assets or incurred any liabilities or obligations; (h) made any payments to its affiliates or associates or loaned any money to any person or entity; (i) formed or acquired or disposed of any interest in any corporation, partnership, limited liability company, joint venture or other entity; (j) except in the ordinary course of business, entered into any employment, compensation, consulting or collective bargaining agreement or any other agreement of any kind or nature with any person or group, or modified or amended in any respect the terms of any such existing agreement; (k) entered into any other commitment or transaction or experience any other event that relates to or affect in any way this Agreement or to the transactions contemplated hereby, or that has affected, or may adversely affect the Company's business, operations, assets, liabilities or financial condition; or (1) amended its certificate of incorporation or By-laws, except as otherwise contemplated herein.

      3.16  Contracts.   Item  3.16  of  the  Company  Disclosure
Schedule is a true and complete list of all contracts, agreements, leases, commitments or other understandings or arrangements, written or oral, express or implied, to which the Company is a party or by which it or any of its property is bound or affected requiring payments to or from, or incurring of liabilities by, the Company in excess of $25,000 (the "Contracts"). Except as set forth as Item 3.16 of the Company Disclosure Schedule, the Company has complied with and performed, in all material respects, all of its obligations required to be performed under and is not in default with respect to any of the Contracts, as of the date hereof, nor has any event occurred which has not been cured which, with or without the giving of notice, lapse of time, or both, would constitute a default in any respect thereunder. To the best knowledge of the Company, no other party has failed to comply with or perform, in all material respects, any of its obligations required to be performed under or is in material default with respect to any such Contracts, as of the date hereof, nor has any event occurred which, with or without the giving of notice, lapse of time or both, would constitute a material default in any respect by such party thereunder. Except as set forth as Item 3.16 of the Company Disclosure Schedule, the Company knows of no and has no reason to believe that there are any facts or circumstances which would make a material default by any party to any contract or obligation likely to occur subsequent to the date hereof.

      3.17 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its business. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

      3.18 Assets Necessary to Business. The Company owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and is a party to all licenses, permits and other agreements necessary to permit it to carry on its business as presently conducted. Item 3.18 of the Company Disclosure Schedule lists all of the material properties and assets of the Company and all material contracts to which it is a party or by which it is bound. Prior to Closing, the Company will make all records available to Othnet with respect to all such material contracts.

      3.19 Labor Agreements and Labor Relations. The Company has no collective bargaining or union contracts or agreements. The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices; to the Company's knowledge, there are no charges of discrimination or unfair labor practice charges or complaints against the Company pending or threatened before any governmental or regulatory agency or authority; and, there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting the Company.

      3.20  Employment Arrangements. Except as set forth as  Item
3.20 of the Company Disclosure Schedule hereto, the Company has no employment or consulting agreements or arrangements, written or oral, which are not terminable at the will of the Company, or any pension, profit-sharing, option, other incentive plan, or any other type of employment benefit plan as defined in ERISA or otherwise, or any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance or other benefits. No employee of the Company is in violation of any employment agreement or restrictive covenant.

      3.21  Affiliate Transactions.  Except as set forth in  Item
3.21 of the Company Disclosure Schedule, no officer, director or employee of the Company (or any of the relatives or affiliates of any of the aforementioned persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Company to any liability or obligation from and after the Effective Time.

      3.22 Restrictive Agreements. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which would have a material adverse effect on the Company's business. Except as set forth in Item
3.22 of the Company Disclosure Schedule, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to or providing services to, customers or potential customers or any class of customers, in any geographic areas, during any period of time or in any segment of the market.

      3.23 Disclosure. No representation or warranty of the Company in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by the Company pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                           ARTICLE IV
      REPRESENTATIONS AND WARRANTIES OF THE OTHNET PARTIES

     Each of the Othnet Parties, jointly and severally, represent and warrant to the Company that the statements contained in this
ARTICLE IV are correct and complete as of the date of this Agreement and, except as provided in Section 8.1, will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by the Agreement).

     4.1 Organization and Qualification. Each of Othnet and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and California, respectively. Each of Othnet and Merger Sub has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. Both Othnet and Merger Sub are duly qualified or licensed to do business in and are each in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Othnet or a Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Othnet Parties to perform their obligations under this Agreement or any of the Collateral Documents.

     4.2  Capitalization.

      (a) As of the date hereof, the authorized capital stock of Othnet consists of 2,000,000 shares of Preferred Stock, $.001 par value of which there are no shares outstanding and 40,000,000 shares of common stock $0.001 par value of which there are 17,794,279 shares outstanding. The shares of Othnet Preferred Stock included in the Merger Shares, when issued in accordance with this Agreement, will have been duly authorized, validly issued and outstanding and will be fully paid and nonassessable.

      (b) As of the date hereof, the authorized capital stock of Merger Sub consists of 100 shares of common stock no par value of which there are 100 shares outstanding. Each outstanding share of Merger Sub is duly authorized, validly issued and outstanding and will be fully paid and nonassessable and is owned by Othnet.

      (c) Listed in Item 4.2(c) to the disclosure schedule delivered by Othnet to the Company (the "Othnet Disclosure Schedule") are all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require Othnet or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests.

      (d) All of the issued and outstanding shares of Othnet Capital Stock, and all outstanding ownership interests of each of Othnet's Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements.

      4.3   Authority and Validity.  Each Othnet  Party  has  all
requisite   power  to  execute  and  deliver,  to   perform   its
obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by each Othnet Party of, the performance by each Othnet Party of its respective obligations under, and the consummation by the Othnet Parties of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of each Othnet Party. This Agreement has been duly executed and delivered by each of the Othnet Parties and (assuming due execution and delivery by the Company) is the legal, valid and binding obligation of each Othnet Party, enforceable against each of them in accordance with its terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Upon the execution and delivery by each of the Othnet Parties of the Collateral Documents to which each of them is a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations of each such Person, as the case may be, enforceable against each of them in accordance with their respective terms except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

      4.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory
Authorities and Persons identified herein, the execution, delivery and performance by the Othnet Parties of this Agreement and the Collateral Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of any Othnet Party under, or result in the creation or imposition of any Encumbrance upon the property of Othnet or Merger Sub by reason of the terms of (i) the articles of incorporation, by-laws or other charter or organizational document of any Othnet Party,
(ii) any contract, agreement, lease, indenture or other instrument to which any Othnet Party is a party or by or to which any Othnet Party or their property may be bound or subject and a violation of which would result in a Material Adverse Effect on Othnet taken as a whole, (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to any Othnet Party or (iv) any Permit of Othnet or Merger Sub, which in the case of
(ii), (iii) or (iv) above would have a Material Adverse Effect on Othnet or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of any Othnet Party to perform its obligations hereunder or thereunder.

      4.5 Consents and Approvals. Except for requirements under applicable United States or state securities laws, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any Othnet Party in connection with the execution, delivery and performance by them of this Agreement or any Collateral Documents or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make such registration or filings or to give such notice would not have a Material Adverse Effect on Othnet or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Othnet Parties to perform its obligations under this Agreement or any of the Collateral Documents.

      4.6 Compliance with Legal Requirements. Othnet and its Subsidiaries have operated the Othnet Business in compliance with all material Legal Requirements including, without limitation, the Exchange Act and the Securities Act applicable to Othnet and its Subsidiaries, except to the extent the failure to operate in compliance with all material Legal Requirements, would not have a Material Adverse Effect on Othnet or a Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

      4.7 Litigation. There are no outstanding judgments or orders against or otherwise affecting or related to Othnet, any of its Subsidiaries, or their business or assets; and there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of any Othnet Party, threatened that, if adversely determined, would have a Material Adverse Effect on Othnet or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

      4.8 Ordinary Course. Since the date of the balance sheet included in the most recent Othnet Securities Filings filed through the date hereof, there has not been any occurrence, event, incident, action, failure to act or transaction involving Othnet or any of its Subsidiaries which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Othnet.

      4.9 Assets and Liabilities. As of the date of this Agreement, neither Othnet nor any of its Subsidiaries has any Assets or Liability, except for the (i) Assets and Liabilities disclosed in the balance sheet included in the most recent Othnet Securities Filings filed through the date hereof or disclosed on
Item 4.9 to the Company Disclosure Schedule and (ii) Liabilities incurred in connection with this Agreement, the Financings and expenses referred to in Sections 6.10 and 8.10.

      4.10 Taxes. Othnet has, and each of its Subsidiaries has, duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Governmental Authority, except where such failure to file would not have a Material Adverse Effect on Othnet.

     4.11 Books and Records. The books and records of Othnet and its Subsidiaries accurately and fairly represent the Othnet Business and its results of operations in all material respects. All accounts receivable and inventory of the Othnet Business are reflected properly on such books and records in all material respects.

     4.12 Financial and Other Information.

          (a) The historical financial statements (including the notes thereto) contained (or incorporated by reference) in the Othnet Securities Filings have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and present fairly the financial condition of Othnet and its results of operations as of the dates and for the periods indicated, subject in the case of the unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

          (b) To the knowledge of current management, the Othnet Securities Filings did not, as of their filing dates, contain (directly or by incorporation by reference) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (or incorporated therein by reference), in light of the circumstances under which they were or will be made, not misleading.

       4.13 Brokers or Finders. Except as contemplated in connection with the Financings, no broker or finder has acted directly or indirectly for Othnet, any Othnet Party or any of their Affiliates in connection with the transactions contemplated by this Agreement, and neither Othnet, any Othnet Party nor any of their Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement. The Company shall have no liability regarding any broker or finder engaged by Othnet.

     4.14 Disclosure. No representation or warranty of Othnet in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by Othnet pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

      4.15 Filings. To the knowledge of current management, Othnet has made all of the filings required by the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, required to be made and no such filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, not misleading.

                            ARTICLE V
                    COVENANTS OF THE COMPANY

     Between the date of this Agreement and the Closing Date:

      5.1 Additional Information. The Company shall provide to Othnet and its Representatives such financial, operating and other documents, data and information relating to the Company, the Company Business and the Company Assets and Liabilities of the Company, as Othnet or its Representatives may reasonably request. In addition, the Company shall take all action necessary to enable Othnet and its Representatives to review, inspect and audit the Company Assets, the Company Business and Liabilities of the Company and discuss them with the Company's officers, employees, independent accountants, customers, licensees, and counsel. Notwithstanding any investigation that Othnet may conduct of the Company, the Company Business, the Company Assets and the Liabilities of the Company, the Othnet Parties may fully rely on the Company's warranties, covenants and indemnities set forth in this Agreement.

      5.2 Consents and Approvals. As soon as practicable after execution of this Agreement, the Company shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Regulatory Authority or Person as is required to be obtained, made or given by the Company to consummate the transactions contemplated by this Agreement and the Collateral Documents.

     5.3 Non-circumvention. It is understood that in connection with the transactions contemplated hereby, the Othnet Parties have been and will be seeking to find investors willing to provide loans and/or capital investments to finance the Company's business plans. In connection therewith, during the term of this Agreement, and for a period of one year thereafter in the event this Agreement is terminated prior to consummation, the Company will not, and it will cause its directors, officers, employees, agents and representatives not to, attempt, directly or indirectly, (i) to contact any party introduced to it by any of the Othnet Parties, or (ii) deal with, or otherwise become involved in any transaction with any party which has been introduced to it by any of the Othnet Parties, without the express written permission of the introducing party and without having entered into a commission agreement with the introducing party. Any violation of the covenant shall be deemed an attempt to circumvent the Othnet parties, and the party so violating this covenant shall be liable for damages in favor of the circumvented party.

      5.4   No  Solicitations.  From and after the date  of  this
Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE X, the Company will not, nor will it permit any of its officers, directors or agents acting on its behalf to: (a) take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than Othnet, and other person(s) or entities for purposes of soliciting their participation as investors or co-investors with the Company, relating to the acquisition, sale or transfer of any of the capital stock of the Company or any material part of the assets of the Company; (b) offer to sell or transfer any of the capital stock of the Company or any material part of the assets of the Company to any person other than Othnet and/or other person(s) or entities who participate as investors or co-investors with Othnet; or
(c)  disclose  financial  or other information  relating  to  the
Company  other  than in the ordinary course of  business  to  any person or entity other than Othnet, Othnet's agents and representatives, and other person(s) or entities for purposes of soliciting their participation as investors or co-investors with Othnet, except with the written consent of Othnet. The Company acknowledges and agrees that the legal remedies available to Othnet in the event the Company violates any of the foregoing covenants would be inadequate and that Othnet shall be entitled to specific performance, injunctive relief and other equitable remedies in the event of any such violation. The Company will immediately notify Othnet regarding any contact between the Company, any of its directors, officers, employees, agents or representatives and any other person regarding any offer, proposal or inquiry during this exclusivity period.

      5.5 Notification of Adverse Change. The Company shall promptly notify Othnet of any material adverse change in the condition (financial or otherwise) of the Company.

      5.6 Meeting of the Company Shareholders. Promptly after the date hereof, the Company will take all action necessary in accordance with its articles of incorporation and by-laws, and in accordance with federal and state securities laws, to convene a meeting of the Company's shareholders to consider the adoption and approval of this Agreement and approval of the Merger to be held as promptly as practicable. The Company will use its reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the GCL to obtain such approvals. In lieu of such meeting, the adoption and approval of this Agreement and the Merger may be approved by shareholder consent.

      5.7 Notification of Certain Matters. The Company shall promptly notify Othnet of any fact, event, circumstance or action known to it that is reasonably likely to cause the Company to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE VII not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to Othnet pursuant to this Agreement or the existence or occurrence of which would cause any of the Company's representations or warranties under this Agreement not to be correct and/or complete. The Company shall give prompt written notice to Othnet of any adverse development causing a breach of any of the representations and warranties in ARTICLE III as of the date made. In the event that the Company Disclosure Schedule is not delivered contemporaneously with the execution of this Agreement, it shall be delivered as soon as practicable but no later than the date of delivery to Othnet of the Company Audited Financial Statements pursuant to Section 3.8.

      5.8 Company Disclosure Schedule. The Company shall, from time to time prior to Closing, supplement the Company Disclosure Statement with additional information that, if existing or known to it on the date of delivery to the Othnet Parties, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Othnet Parties in ARTICLE VII, the Company Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of this Agreement and
(b) information added to the Company Disclosure Statement by written supplements delivered prior to Closing by the Company that (i) are accepted in writing by Othnet, or (ii) reflect actions taken or events occurring after the date hereof prior to Closing.

     5.9 State Statutes. The Company and its Board of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

      5.10 Conduct of Business. Prior to the Closing Date, the Company shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of Othnet, except in the regular course of business. Except as otherwise provided herein, the Company shall not amend its Articles of Incorporation or Bylaws: declare dividends, redeem or sell stock or other securities; incur additional or newly-funded liabilities; acquire or dispose of fixed assets; change employment terms; except in the ordinary course of business, enter into any material or long-term contract; guarantee obligations of any third party; settle or discharge any balance sheet receivable for less than its stated amount or pay more on any liability than its stated amount; or enter into any other transaction other than in the regular course of business.

     5.11 Private Placement. Promptly after the date hereof, the Company and Othnet shall complete the preparation of a private placement memorandum (the "Memorandum"), which shall be reasonably acceptable to both parties, for the offering (the "Private Placement") of up to $6,300,000 (net of any conversion of Notes as defined in Section 6.10) (or such other lesser amount as the parties shall mutually agree) of Othnet Series B Preferred Stock based upon a valuation of the Company of $42,000,000. The Memorandum shall be prepared in accordance with the applicable requirements of the Securities Act of 1933, as amended, and any applicable state or foreign securities laws, and Othnet shall cause such offering to be made to "accredited investors" only and to be conducted in compliance with all such laws. Othnet shall be responsible for any and all required filings with the Securities and Exchange Commission and shall make any required blue sky filing in any applicable state in connection with the offering contemplated by the Memorandum. The information contained in the Memorandum relating to each of Othnet and the Company, its business and its prospects shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

      5.12  Employment Agreements.  Prior to the Effective  Time,
the   AVP  will  use  its  best  efforts  to  execute  employment agreements with its key members of management on terms reasonably acceptable to Othnet.

                           ARTICLE VI
                 COVENANTS OF THE OTHNET PARTIES

     Between the date of this Agreement and the Closing Date,

     6.1 Additional Information. Othnet shall provide to the Company and its Representatives such financial, operating and other documents, data and information relating to Othnet and its Subsidiaries, the Othnet Business and the Othnet Assets and the Liabilities of Othnet and its Subsidiaries, as the Company or its Representatives may reasonably request. In addition, the Company shall take all action necessary to enable the Company and its Representatives to review and inspect the Othnet Assets, the Othnet Business and the Liabilities of Othnet and its
Subsidiaries and discuss them with the Company's officers, employees, independent accountants and counsel. Notwithstanding any investigation that the Company may conduct of Othnet and its Subsidiaries, the Othnet Business, the Othnet Assets and the Liabilities of Othnet and its Subsidiaries, the Company may fully rely on the Othnet Parties' warranties, covenants and indemnities set forth in this Agreement.

      6.2   No  Solicitations.  From and after the date  of  this
Agreement  until  the  Effective  Time  or  termination  of  this
Agreement pursuant to ARTICLE X, Othnet will not nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it, directly or indirectly, (i) solicit or initiate the making, submission or announcement of any other acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to any other acquisition proposal, (iii) engage in discussions with any Person with respect to any other acquisition proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any other acquisition proposal, (v) offer to sell or transfer any of the capital stock of the Company or any material part of the assets of the Company, except as contemplated hereby, for the purpose of consummating the transactions contemplated hereby; or
(vi) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any of the foregoing.

      6.3 Notification of Adverse Change. Othnet shall promptly notify the Company of any material adverse change in the condition (financial or otherwise) of Othnet.

      6.4 Consents and Approvals. As soon as practicable after execution of this Agreement, the Othnet Parties shall use their commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Regulatory Authority or Person as is required to be obtained, made or given by any of the Othnet Parties to consummate the transactions contemplated by this Agreement and the Collateral Documents.

     6.5 Notification of Certain Matters. Othnet shall promptly notify the Company of any fact, event, circumstance or action known to it that is reasonably likely to cause any Othnet Party to be unable to perform any of its covenants contained herein or any condition precedent in ARTICLE VIII not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to the Company pursuant to this Agreement or the existence or occurrence of which would cause any of the Othnet Parties' representations or warranties under this Agreement not to be correct and/or complete. The Othnet Parties shall give prompt written notice to the Company of any adverse development causing a breach of any of the representations and warranties in ARTICLE IV.

      6.6 Othnet Disclosure Schedule. The Othnet Parties shall, from time to time prior to Closing, supplement the Othnet
Disclosure Statement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included therein. For purposes of determining the satisfaction of any of the conditions to the obligations of the Company in ARTICLE VIII, the Othnet Disclosure Statement shall be deemed to include only (a) the information contained therein on the date of delivery to the Company and (b) information added to the Othnet Disclosure Statement by written supplements delivered prior to Closing by the Othnet Parties that
(i) are accepted in writing by the Company or (ii) reflect actions taken or events occurring after the date hereof and prior to Closing.

      6.7 State Statutes. Othnet and its Board of Directors shall, if any state takeover statute or similar law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby.

      6.8 Securities Filings. Othnet will timely file all reports and other documents relating to the operation of Othnet required to be filed with the Securities and Exchange Commission, which reports and other documents do not and will not contain any misstatement of a material fact, and do not and will not omit any material fact necessary to make the statements therein not misleading.

      6.9 Election to Othnet's Board of Directors. At the Effective Time of the Merger, Othnet shall take all steps necessary so that there will be a seven member board consisting of Jeffrey Wattenberg, Leonard Armato, Bruce Binkow, Phil Guarascio, Scott Painter, a designee of Fox Sports Net, and a designee of NBC, in addition to which Corwin Corpuz will be granted permission to attend any and all meetings of the Board of Directors as an observer for so long as Jeffrey Wattenberg remains a director of Othnet, provided, however, that the Board of Directors shall have the right to exclude Mr. Corpuz from any such meetings when deemed reasonably appropriate by the Board.

      6.10 Financings. Othnet will use its best efforts to complete as soon as reasonably possible following the date hereof a private placement offering of up to $2,300,000 (the "Bridge Financing") wherein Othnet is offering to sell up to 23 units with each unit consisting of a $100,000 principal amount of a 10% Convertible Promissory Note (the "Notes"), 200,000 shares of Common Stock (the "Bridge Shares") and 200,000 warrants (the "Bridge Warrants"), and will loan to the Company $2,000,000 (the "Bridge Proceeds") of the proceeds therefrom, net to the Company, pursuant to the Company's issuance of debentures in form mutually acceptable to the parties. Any of the proceeds received by Othnet in the Bridge Financing in excess of the Bridge Proceeds shall be used by Othnet as it shall determine in its sole discretion to pay existing liabilities, commissions, placement or referral fees to third parties, legal and accounting fees, and other out-of-pocket expenses. Following the completion of the Bridge Financing, and subject to Section 5.11, Othnet shall use its best efforts to complete the Private Placement as soon as reasonably possible.

      6.11 Othnet Liabilities.  Othnet shall use its best efforts
to   eliminate  its  balance  sheet  liabilities  to  the  extent reasonably practicable prior to the Effective Time.

                           ARTICLE VII
    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE OTHNET PARTIES

     All obligations of the Othnet Parties under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that the Othnet Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

     7.1 Accuracy of Representations. All representations and warranties of the Company contained in this Agreement, the Collateral Documents and any certificate delivered by any of the Company at or prior to Closing shall be, if specifically qualified by materiality, true in all respects and, if not so qualified, shall be true in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. The Company shall have delivered to Othnet and Merger Sub a certificate dated the Closing Date to the foregoing effect.

     7.2 Covenants. The Company shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing. The Company shall have delivered to Othnet and Merger Sub a certificate dated the Closing Date to the foregoing effect.

     7.3 Consents and Approvals. All consents, approvals, permits, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

     7.4    Delivery  of  Documents.   The  Company  shall   have
delivered, or caused to be delivered, to Othnet and Merger Sub the following documents:

(i) Certified copies of the Company articles of incorporation and by-laws and certified resolutions of the board of directors and Shareholders of the Company authorizing the execution of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.
(ii) Such other documents and instruments as Othnet may reasonably request: (A) to evidence the accuracy of the Company's representations and warranties under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Company of, or the compliance by the Company with, any covenant, obligation, condition and agreement to be performed or complied with by the Company under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

      7.5 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the Company
Assets, the Company Business or the financial condition or operations of the Company, taken as a whole.

      7.6 Additional Disclosure. There shall have been no disclosure in any Company Disclosure Schedule or any supplement to the Company Disclosure Schedule or documents set forth in or attached thereto delivered after the execution of this Agreement, which, in the opinion of Othnet, does or may have a Material Adverse Effect on the Company.

      7.7   Company  Financial Statements.  The  Company  Audited
Financial  Statements  and the Company June  30,  2004  Financial
Statements  shall  show no material deviation  from  the  Company
Unaudited Financial Statements.

      7.8 Consulting Agreement. The Company shall have entered into a Management Consulting Agreement with an entity to be formed and controlled by Jeffrey Wattenberg, Corwin Corpuz and Robert Richman which agreement will be for a term of one year, provide for an monthly fee of $20,000 and contain such other terms mutually acceptable.

      7.9 Directors and Officers Insurance. The Company shall have obtained, if commercially reasonable and acceptable, a commitment to issue Directors and Officers Insurance for Othnet and the Company to be effective upon the Closing Date in such amount and on terms and conditions reasonably acceptable to Othnet .

      7.10 Satisfaction with Company. Othnet shall be fully satisfied in the exercise of its sole discretion with the results of the investigation and review it conducts (or has its representatives conduct), prior to the Closing Date, of the business, properties or affairs of the Company.

      7.11 Election to the Company's Board of Directors. At the Effective Time of the Merger, the Company shall take all steps necessary so that there will be a seven member board consisting of Jeffrey Wattenberg, Leonard Armato, Bruce Binkow, Phil Guarascio, Scott Painter, a designee of Fox Sports Net, and a designee of NBC, in addition to which Corwin Corpuz will be granted permission to attend any and all meetings of the Board of Directors as an observer for so long as Jeffrey Wattenberg remains a director of the Company, provided, however, that the Board of Directors shall have the right to exclude Mr. Corpuz from any such meetings when deemed reasonably appropriate by the Board.

      7.12 Director Nomination. Leonard Armato, Bruce Binkow, Phil Guarascio and Scott Painter shall have entered into an agreement, in form acceptable to Othnet, which agreement shall provide that for a period of two years from the Closing Date, (i) they will, at any time that directors are to be elected, use their best efforts to cause the Board of Directors to nominate and recommend to all stockholders of Othnet and the Company, as a proposed member of the Board of Directors of each of Othnet and the Company, Jeffrey Wattenberg, and (ii) Leonard Armato shall in his capacity as a stockholder of Othnet, at any time directors are to be elected, vote in favor of the election of Jeffrey Wattenberg as a member of the Board of Directors.

                          ARTICLE VIII
       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

     All obligations of the Company under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that the Company may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

     8.1 Accuracy of Representations. All representations and warranties of the Othnet Parties contained in this Agreement and the Collateral Documents and any other document, instrument or certificate delivered by any of the Othnet Parties at or prior to the Closing shall be, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, shall be true and correct in all material respects, in each case on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. The Othnet Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

     8.2 Covenants. The Othnet Parties shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by the Othnet Parties at or prior to Closing. The Othnet Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

     8.3 Consents and Approvals. All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person as provided herein.

     8.4    Delivery  of  Documents.   The  Othnet  Parties,   as
applicable, shall have executed and delivered, or caused to be executed and delivered, to the Company the following documents:

(i) Certified copies of the articles of incorporation and by-laws of Othnet and certified resolutions by the board of directors authorizing the execution of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby.
(ii) Such other documents and instruments as the Company may reasonably request: (A) to evidence the accuracy of the representations and warranties of the Othnet Parties under this Agreement and the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder;
(B) to evidence the performance by the Othnet Parties of, or the compliance by the Othnet Parties with, any covenant, obligation, condition and agreement to be performed or complied with by the Othnet Parties under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.
(iii) Letters of resignation from Othnet's current officers to be effective upon the Closing.
(iv) Board resolutions from Othnet's current directors appointing the designees of the Company to Othnet's board of directors.

      8.5 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition or operations of Othnet and its Subsidiaries taken as a whole.

      8.6 No Litigation. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on Othnet.

     8.7 No Assets and Liabilities. Othnet and its Subsidiaries shall have no assets other than cash or cash equivalents and no liabilities except for Notes which have not been converted into Common Stock pursuant to the Bridge Financing.

      8.8 Dissenters' Rights. Not more than $150,000 in claims shall have been asserted in connection with dissenters' appraisal rights under the GCL in connection with the Merger.

      8.9 Exchange Act Requirements. The Company shall have complied with the provisions of Rule 14f-1 of the Exchange Act, if necessary.

     8.10 Financings. The Company shall have received the Bridge Proceeds from Othnet as follows: (a) $1,000,000 on or before the date hereof, (b) $500,000 on or before two (2) business days from the date hereof, and (c) $500,000 on or before five (5) business thereafter. The sum of the principal amount of the Notes converted into Common Stock and the net proceeds of the Private Placement referred to in Section 5.11 (after the payment of commissions, placement or referral fees to third parties, other expenses, including legal and accounting fees, and any remaining existing liabilities, which together shall not exceed 10% of the gross proceeds of the Private Placement), less the amount which equals the difference between the amount of the Bridge Financing raised by Othnet and the Bridge Proceeds loaned to the Company, shall be at least $4,000,000 in the aggregate.

     8.11 Certificates    of   Designation.     Certificates    of
Designation creating the Othnet Preferred Stock shall have been filed by the Delaware Secretary of State.

                           ARTICLE IX
                         INDEMNIFICATION

      9.1   Indemnification by the Company.   The  Company  shall
indemnify, defend and hold harmless (i) Othnet, (ii) each of Othnet's assigns and successors in interest to the Company Shares, and (iii) each of their respective current, former and future shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any inaccuracy in or breach of any material representation, warranty, covenant or agreement of the Company contained in this Agreement or in any document or other writing delivered pursuant thereto, insofar as total Losses exceed $250,000. All claims to be asserted hereunder must be made by the first anniversary of the Closing.

      9.2 Indemnification by the Othnet Parties. The Othnet Parties shall indemnify, defend and hold harmless (i) the Company, (ii) each of the Company Shareholders and their respective assigns and successors in interest to the Othnet Series A Convertible Preferred Stock, and (iii) each of their respective current, former and future shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives from and against any and all Losses which may be incurred or suffered by any such party hereto and which may arise out of or result from any inaccuracy in or any breach of any material representation, warranty, covenant or agreement of the Othnet Parties contained in this Agreement or in any document or other writing delivered pursuant thereto, insofar as total Losses exceed $250,000. All claims to be asserted hereunder must be made by the first anniversary of the Closing.

      9.3 Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 9.1 or 9.2, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount  of the liability arising therefrom and the basis  of  the claim. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.4.

      9.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding
(i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (subject to any limitations on such liability contained in this Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnified Party. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.

                            ARTICLE X
                           TERMINATION

     10.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time.

(a) by mutual written agreement of Othnet and the Company hereto duly authorized by action taken by or on behalf of their respective Boards of Directors;
(b) upon ten (10) days written notice by the Company (provided it is not in material breach of its obligations under this Agreement) if Othnet fails to provide the Bridge Proceeds in accordance with Section 8.10, and such failure or failures are not cured within such ten (10) day period after notice thereof; or
(c) by either the Company or Othnet upon notification to the non-terminating party by the terminating party:

(i) if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement such that the conditions in Sections 7.1, 7.2, 8.1 or 8.2 will not be satisfied; provided, however, that if such breach is curable by the non-terminating party and such cure is reasonably likely to be completed prior to the date specified in
     Section 10.1(b)(ii), then, for so long as the non-terminating party continues to use commercially reasonable efforts to effect and cure, the terminating party may not terminate pursuant to this Section 10.1(b)(i);
(ii) if the Closing has not transpired within the period referred to in Section 2.11 or by September 30, 2004, whichever is earlier; or

(iii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Merger and such order shall have become final and nonappealable.

      10.2 Effect of Termination. If this Agreement is validly terminated by either the Company or Othnet pursuant to Section 10.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of the parties hereto other than the obligations under Section 5.3 and
Section 11.12, except that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement nor relieve the Company from the repayment of the Bridge Proceeds pursuant to debentures issued by the Company.

                           ARTICLE XI
                          MISCELLANEOUS

      11.1 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement, except that the Company Shareholders shall be third party beneficiaries of this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

      11.2 Publicity. The initial press release shall be a joint press release and thereafter until the termination hereof or consummation of the transactions contemplated hereby neither party shall issue any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement without the consent of the other, and prior to making any filings with any third party and/or any Regulatory Authorities (including any national securities interdealer quotation service) with respect thereto, each shall party shall consult with the other, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities interdealer quotation service.

     11.3 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

          (a)  If to the Othnet Parties to:

               Othnet, Inc.
               1187 Coast Village Road, Suite 319
               Santa Barbara, California 93108
               Attention: Jeffrey Wattenberg
               Facsimile No:  (805) 969-2913

          With a copy to:

               Danzig, Kaye, Cooper, Fiore and Kay LLP
               30A Vreeland Road
               Florham Park, New Jersey 09732
               Attention: David Kaye, Esq.
               Facsimile No.  (973) 443-0609

          If to the Company to:

               Association of  Volleyball Professionals, Inc.
               6100 Center Drive, 9th Floor
               Los Angeles, California 90045
               Attention: Leonard Armato
               Facsimile No.  (310) 426-8010

          With a copy to:

               Loeb & Loeb LLP
               345 Park Avenue
               New York NY  10154-0037
               Attention: David C. Fischer
               Facsimile No.  (212) 407-4990

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

      11.4 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

      11.5  Headings.  The Article and Section headings  of  this
Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

      11.6 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of California, without giving effect to any choice of law provision or rule (whether of the State of California or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of California).

      11.7 Rights Cumulative. All rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

     11.8 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement. In addition, each of the Parties shall use its best efforts to cause satisfaction of conditions under its control to the other party's obligations to close and otherwise to cooperate to cause consummation of the transactions contemplated hereunder.

     11.9 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

      11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.11 Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Statement, the Othnet Disclosure Statement and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties.

      11.12      Expenses.   Each party will be  responsible  for
payment of its expenses in connection with the transactions contemplated by this Agreement, except as otherwise provided elsewhere herein.

       11.13 Survival of Representations and Covenants. Notwithstanding any right of the Othnet Parties, on the one hand, or the Company on the other, fully to investigate the affairs of the other side, and notwithstanding any knowledge of facts determined or determinable by the investigating side pursuant to such investigation or right of investigation, the investigating side shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement.

      11.14 Rule 144. The Company shall cause Othnet to continue to file in a timely manner all required reports pursuant to the Securities Exchange Act of 1934 as amended. Additionally, the Company shall cause Othnet to promptly comply with any request of any current stockholder of Othnet to sell any shares of the Common Stock pursuant to Rule 144 subject to the receipt of appropriate paperwork.

      11.15 Warrants. Upon the Closing, the Parties shall cause Othnet to issue warrants to acquire up to such number of shares of capital stock of Othnet which equals 15% of Othnet's fully diluted capital stock as of the Effective Time (the "Joint Warrant Pool") which warrants will be issued as follows: 60% of such warrants will be issued to the AVP management team in such amounts determined by AVP prior to the Effective Time, and 40% will be issued to designees of Othnet in such amounts determined by Othnet prior to the Effective Time. Such warrants shall be exercisable for a term of five years, be exercisable for Common Stock only for cash at $0.28 per share, be transferable to the extent permitted under applicable law and will have piggy-back registration rights. Notwithstanding the foregoing, in the event the sum of the principal amount of the Notes converted into Common Stock and the gross proceeds raised by Othnet in the Private Placement referred to in Section 5.11 less the amount which equals the difference between the amount of the Bridge Financing raised by Othnet and the Bridge Proceeds loaned to the Company (the total of which is referred to herein as the "Closing Proceeds"), does not equal or exceed $6,000,000 at the Effective Time, then the percentage of the Joint Warrant Pool to be issued to designees of Othnet shall be reduced by a percentage calculated as follows: (x) 100% minus (y) the percentage which equals the Closing Proceeds divided by $6,000,000. Prior to the Closing, each of the Parties shall use its best efforts to reduce the number of any other options and/or warrants it may have outstanding (other than as contemplated by the Joint Warrant Pool and the Bridge Warrants contemplated by the Bridge Financing) to such amount which will entitle the holders thereof of each of the Parties to acquire in the aggregate no more than 5% each of Othnet's fully diluted capital stock as of the Effective Time.

      IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                         OTHNET, INC., A DELAWARE CORPORATION


                         By:  /s/ Jeffrey Wattenberg
                         Name:    Jeffrey Wattenberg
                         Title:   President


                         OTHNET MERGER SUB, INC., A DELAWARE
                         CORPORATION


                         By:  /s/ Jeffrey Wattenberg
                         Name:    Jeffrey Wattenberg
                         Title:   President


                         ASSOCIATION OF VOLLEYBALL PROFESSIONALS,
                         INC., A DELAWARE CORPORATION


                         By:  /s/ Leonard Armato
                         Name:    Leonard Armato
                         Title:   President